TAUBMAN CENTERS, INC.																			Exhibit 99
Debt Summary
As of September 30, 2011
(in millions of dollars, amounts may not add due to rounding)
	MORTGAGE AND OTHER NOTES PAYABLE (a)
	INCLUDING WEIGHTED AVERAGE INTEREST RATES AT SEPTEMBER 30, 2011

		100%		Beneficial Interest	Effective Rate		LIBOR Rate	Principal Amortization and Debt Maturities
		9/30/2011		9/30/2011	9/30/2011	(b)	Spread	2011		2012	2013	2014	2015	2016	2017	2018	2019	2020	Total
Consolidated Fixed Rate Debt:
Beverly Center		318.3		318.3	5.28%			1.5		6.3	6.6	303.8							318.3
Cherry Creek Shopping Center	50.00%	280.0		140.0	5.24%									140.0					140.0
Great Lakes Crossing Outlets		130.0		130	5.25%			0.8		3.2	126.0								130.0
Northlake Mall		215.5		215.5	5.41%									215.5					215.5
Regency Square		72.2	(c)	72.2	10.75%	(c)		72.2	(c)										72.2
Stony Point Fashion Park		104.1		104.1	6.24%			0.5		2.0	2.1	99.5							104.1
The Mall at Partridge Creek		81.4		81.4	6.15%			0.2		1.0	1.1	1.1	1.2	1.3	1.4	1.4	1.5	71.2	81.4
The Mall at Short Hills		540.0		540.0	5.47%								540.0						540.0
The Mall at Wellington Green	90.00%	200.0		180.0	5.44%								180.0						180.0
The Pier Shops at Caesars	77.50%	135.0	(d)	104.6	10.01%	(d)		104.6	(d)										104.6
Total Consolidated Fixed		2,076.5		1,886.1				179.8		12.4	135.9	404.5	721.2	356.8	1.4	1.4	1.5	71.2	1,886.1
Weighted Rate		5.93%		5.92%	(e)			10.23%		5.49%	5.27%	5.52%	5.46%	5.35%	6.15%	6.15%	6.15%	6.15%

Consolidated Floating Rate Debt:
International Plaza	50.10%	272.4		136.5	1.38%	(k)	1.15%			136.5	(f)								136.5
MacArthur Center	95.00%	131.0		124.5	4.99%	(g)				0.4	1.3	1.4	1.5	1.6	1.7	1.8	2.0	112.8	124.5
TRG $65M Revolving Credit		25.1		25.1	1.24%	(h)	1.00%			25.1									25.1
TRG $650M Revolving Credit Facility:
Dolphin Mall (j)		0.0		0.0			1.75%						0.0						0.0
Fairlane Town Center (j)		20.0		20.0	1.97%		1.75%						20.0	(j)					20.0
Twelve Oaks Mall (j)		0.0		0.0			1.75%						0.0						0.0
Total Consolidated Floating		448.5		306.0				0.0		162.0	1.3	1.4	21.5	1.6	1.7	1.8	2.0	112.8	306.0
Weighted Rate		2.45%		2.87%				0.00%		1.36%	4.99%	4.99%	2.18%	4.99%	4.99%	4.99%	4.99%	4.99%

Total Consolidated		2,525.0		2,192.1				179.8		174.3	137.2	405.9	742.7	358.4	3.1	3.3	3.5	184.0	2,192.1
Weighted Rate		5.31%		5.49%	(e)			10.23%		1.66%	5.27%	5.52%	5.37%	5.34%	5.50%	5.50%	5.50%	5.44%
Joint Ventures Fixed Rate Debt:
Arizona Mills	50.00%	172.6		86.3	5.76%			0.3		1.1	1.2	1.3	1.4	1.4	1.5	1.6	1.7	74.7	86.3
The Mall at Millenia	50.00%	200.2		100.1	5.46%			0.4		1.6	98.1								100.1
Sunvalley	50.00%	117.0		58.5	5.67%			0.3		58.2									58.5
Waterside Shops	25.00%	165.0		41.3	5.54%									41.3					41.3
Westfarms	78.94%	182.1		143.7	6.10%			0.8		142.9									143.7
Total Joint Venture Fixed		836.9		429.9				1.8		203.9	99.3	1.3	1.4	42.7	1.5	1.6	1.7	74.7	429.9
Weighted Rate		5.71%		5.77%				5.83%		5.97%	5.46%	5.76%	5.76%	5.55%	5.76%	5.76%	5.76%	5.76%

Joint Ventures Floating Rate Debt:
Fair Oaks	50.00%	275.0		137.5	4.10%	(i)						0.8	2.0	2.2	2.3	130.2			137.5
Taubman Land Associates	50.00%	30.0		15.0	5.95%	(g)				15.0									15.0
Total Joint Venture Floating		305.0		152.5				0.0		15.0	0.0	0.8	2.0	2.2	2.3	130.2	0.0	0.0	152.5
Weighted Rate		4.28%		4.28%				0.00%		5.95%	0.00%	4.10%	4.10%	4.10%	4.10%	4.10%	0.00%	0.00%

Total Joint Venture		1,141.9		582.4				1.8		218.9	99.3	2.1	3.4	44.8	3.9	131.8	1.7	74.7	582.4
Weighted Rate		5.33%		5.38%				5.83%		5.97%	5.46%	5.13%	4.77%	5.48%	4.76%	4.12%	5.76%	5.76%
TRG Beneficial Interest Totals
Fixed Rate Debt		2,913.3		2,316.0				181.7		216.3	235.1	405.8	722.6	399.4	2.9	3.1	3.3	146.0	2,316.0
		5.87%		5.89%	(e)			10.19%		5.94%	5.35%	5.52%	5.46%	5.37%	5.94%	5.94%	5.94%	5.95%
Floating Rate Debt		753.5		458.5				0.0		177	1.3	2.2	23.5	3.8	4.0	132	2.0	112.8	458.5
		31.9%		3.34%				0.00%		1.75%	4.99%	4.66%	2.34%	4.48%	4.48%	4.11%	4.99%	4.99%
Total		3,666.8		2,774.5				181.7		393.2	236.4	407.9	746.1	403.2	6.9	135.1	5.2	258.7	2,774.5
		5.32%		5.47%	(e)			10.19%		4.06%	5.35%	5.51%	5.36%	5.36%	5.09%	4.15%	5.58%	5.53%

				Average Maturity Fixed Debt				4
				Average Maturity Total Debt				4

(a)					All debt is secured and non-recourse to TRG unless otherwise indicated.			(e)	The weighted rate is calculated using TRG's 77.5% beneficial interest in The Pier Shops' debt.
(b)
Includes the impact of interest rate swaps, if any, but does not include effect of amortization of debt issuance costs, losses on settlement of derivatives used to hedge the refinancing of certain fixed rate debt or interest rate cap premiums.
								(f)	A one year extension option is available.
								(g)	Debt is swapped to an effective rate of 4.99% until maturity.
(c)
The Regency Square loan is in default. As of June 2011, interest accrues at the default rate of 10.75% rather than the original stated rate of 6.75% and is accumulating in interest payable. Accrued interest and late fees total $3.2 million as of September 30, 2011. Including the impact of compounding default interest and late fees, the effective rate on the $72.2 million loan balance is 11.53% and 8.86%, respectively, for the three and nine months ended September 30, 2011.
								(h)	Rate floats daily at LIBOR plus spread. Letters of credit totaling $28.1 million are also outstanding on the facility.
								(i)	Debt is swapped to an effective rate of 4.10% until 2.5 months prior to maturity.
								(j)	TRG revolving credit facility of $650 million. Dolphin, Fairlane and Twelve Oaks are the direct borrowers under this facility. Debt is guaranteed by TRG.
(d)
The Pier Shops' loan is in default. Interest accrues at the default rate of 10.01% rather than the original stated rate of 6.01% and is accumulating in interest payable. At 100%, accrued interest and late fees total $28.3 million as of September 30, 2011. Including the impact of compounding default interest and late fees, the effective rate on the $135 million loan balance is 12.25% and 11.94%, respectively, for the three and nine months ended September 30, 2011.

								(k)	Debit is floating month to month at LIBOR plus spread.